FOR IMMEDIATE RELEASE
FRP Holdings, Inc. Reports Fiscal 2026 Second Quarter Results
Mining Royalties Revenue up 13% on higher Volume and Pricing;
Multifamily and Industrial Occupancy Remain Pressured; Industrial Leasing the Near-Term Priority
JACKSONVILLE, FL., August 4, 2026 – FRP Holdings, Inc. (NASDAQ: FRPH), a full-service real estate investment and development company with four distinct business segments including Multifamily, Industrial and Commercial, Development, and Mining and Royalty Lands, today reported financial results for the quarter ended June 30, 2026. Key results for the quarter ended 2026 include:
Q2 2026 Financial Highlights:
•The Company reported a net loss of $0.3 million or $(0.01) per share, versus net income of $0.6 million or $0.03 per share in the same quarter last year
•Pro rata NOI of $9.4 million was slightly down (3%) versus the $9.7 million of NOI in the second quarter last year
•Multifamily portfolio occupancy of 93.2% across 1,827 units was also slightly down versus 94.1% last year
•Industrial & Commercial occupancy of 69.9% (ex-Chelsea) was down from 77.9%
•Mining royalties were up 13% as a result of increases in both volume (up 6.8%) and revenue per ton (up 5.4%)
•This was our second full quarter following the October 21, 2025, Altman Logistics acquisition
“Second quarter results continued to reflect the occupancy pressure we flagged exiting last year across our DC multifamily assets and the Maryland industrial portfolio, alongside higher G&A tied to the Altman integration,” said John Baker III, CEO of FRP Holdings. Baker continued, “Mining royalties again posted double-digit NOI growth, and our development pipeline continues to advance, with the Hamilton and Parsippany, New Jersey merchant build projects reaching substantial completion this quarter. Our priorities remain unchanged: lease the Maryland industrial portfolio, stabilize occupancy across the DC multifamily assets, and deliver our active development projects on schedule.”
Operating Performance Snapshot (dollars in thousands)

Metric	Q2 2026	Q2 2025
Net Income Attributable to the Company	($259)	$578
Pro Rata NOI	$9,371	$9,688
Multifamily Pro Rata NOI	$4,316	$4,737
Industrial & Commercial NOI	$616	$1,010
Mining Royalty NOI	$4,118	$3,665

Q2 Consolidated Results of Operations
•Pro rata NOI was slightly down to $9.4 million versus $9.7 million in Q2 2025, with the decline driven by lower Multifamily and Industrial NOI, partially offset by higher Mining Royalty NOI
•Total revenues were $11.1 million, up 2.1%, as a 13% increase in mining royalty revenue and $194,000 of joint venture management fee revenue from the Altman platform helped to offset a 6% decline in lease revenue

•G&A increased $802,000 versus Q2 2025, driven by higher personnel costs, higher legal fees and integration expenses following the Altman acquisition, partially offset by $328,000 of increased labor capitalization
•Net investment income decreased $1,111,000 due to lower cash balances and lower interest rates ($619,000) and less lending venture income ($492,000) on a lower loan balance and fewer lot sales
Multifamily Segment
•Pro rata NOI in this segment was $4.3 million, down $421,000 or 9% versus Q2 2025 as occupancy was down ~1% from a year ago
•The decline was predominantly concentrated in our DC assets: Dock 79 NOI was down $139,000 with occupancy declining 220 bps to 93.3%; The Maren’s NOI was down $54,000 despite occupancy improving 90 bps to 94.5%; The Verge’s NOI was down $112,000 with occupancy declining 320 bps to 90.1%; and Bryant Street’s NOI was down $128,000 with occupancy declining 240 bps to 92.2%
•Our Greenville assets remained steady with average overall occupancy above 95%
•Renewal rate increases in our DC assets averaged 2.3%; while those in our Greenville assets averaged 1.0%
Industrial and Commercial Segment
•This segment’s NOI was $616,000, down $394,000 or 39% versus Q2 2025 due to the vacancy in our Maryland assets
•Excluding Chelsea, occupancy in our 10 existing in-service buildings was 69.9% versus 77.9% in Q2 2025, with the decline driven by non-renewing lease expirations
•Our operating loss before G&A was $3,000, versus an operating profit of $443,000 in Q2 2025, reflecting lower occupancy and higher operating costs tied to a real estate tax appeal and legal fees tied to leasing activity
•Leasing up the Maryland portfolio remains the primary near-term NOI driver for the Company with approximately 408,000 square feet of space available for immediate lease
Mining Royalty Segment This segment’s revenue was $4.1 million, up $457,000 or 13% versus Q2 2025 driven both by royalty tons (up 6.8%) and higher revenue per ton (up 5.4%)
•NOI was up 12% year-over-year, continuing the double-digit underlying growth trend from Q1, with both volume and pricing trending favorably
•Operating profit before G&A was $3.7 million, up $339,000 with an operating margin above 90%
•Development and Active Pipeline
•At our Harford County residential lending venture we sold 20 lots versus 27 lot sales in Q2 2025 (and have now sold 248 of the 344 lots and booked $7.4 million of interest and profit to date)
•We expect both our Lakeland, FL warehouse and our Broward County, FL warehouse to be substantially complete in the third quarter of 2026
•The Woven project in Greenville, SC (214 units with 13,500 sf of ground floor retail) is under construction with substantial completion expected late 2027
•Estero Phase 1 in the Naples/Ft. Myers, FL market is also under construction (296 multifamily units and 28,745 sq ft of retail) with substantial completion also expected late 2027
•Our two building (377,892 sq ft) Camp Lake industrial project just outside Orlando, FL is well into construction with substantial completion of the first warehouse expected Q1 2027
•Altman Logistics Platform
•This was the second full quarter following the October 21, 2025, closing of the Altman Logistics Property acquisition

•The Development segment recognized $195,000 of joint venture management fee revenue in Q2 from the three minority-interest warehouse projects acquired in this transaction
•The acquired projects include warehouses in Delray Beach, FL (199,476 sq ft completed Q1 2026; additional 392,976 sq ft of land for two warehouses); Hamilton, NJ (170,800 sq ft, completed Q2 2026); Parsippany, NJ (140,031 sq ft, substantial completion Q2 2026); and Southwest Ranches, FL (335,617 sq ft land acquired July 2026)
•Several high-level Altman employees joined FRP as part of the transaction, providing in-house origination capability across the platform

Year-to-Date Results
Six Months Ended June 30, 2026
Six-Month 2026 Financial Highlights:
•The Company reported a net loss of $0.9 million or $(0.05) per share, versus net income of $2.3 million or $0.12 per share in the same period last year
•Pro rata NOI was $18.2 million versus $19.1 million in the same period last year (down 4%)
•Multifamily portfolio occupancy was 92.6% versus 94.1% in the first six months of last year
•Industrial & Commercial NOI was $1.4 million, down 36% due to a tenant eviction and non-renewing lease expirations
•Mining royalties were up 14% over the same period last year(volume up 7.3%, revenue per ton up 5.9%)
•G&A was up $2.3 million, driven primarily by Altman-related personnel and integration costs
Operating Performance Snapshot (dollars in thousands)

Metric	YTD 2026	YTD 2025
Net Income Attributable to the Company	($946)	$2,288
Pro Rata NOI	$18,232	$19,052
Multifamily Pro Rata NOI	$8,400	$9,367
Industrial & Commercial NOI	$1,374	$2,149
Mining Royalty NOI	$7,900	$6,949

Six-Month Consolidated Results of Operations
•The Company reported a net loss of $946,000 or $(0.05) per share, versus net income of $2,288,000 or $0.12 per share in the first six months of 2025
•Pro rata NOI was down 4% to $18.2 million versus $19.1 million in the first six months of 2025, with the decline driven by lower Multifamily and Industrial and Commercial segment NOI, partially offset by higher Mining Royalty and Development segment NOI
•Total revenues were $21.7 million, up 2.5%, as a 14% increase in mining royalty revenue and $358,000 of joint venture management fee revenue from the Altman platform helped to offset a 5% decline in lease revenue
•G&A increased $2,310,000 versus the first six months of 2025, driven by higher personnel costs, higher audit fees, higher legal fees and integration expenses following the Altman acquisition, partially offset by $602,000 of increased labor capitalization
•Net investment income decreased $1,984,000 due to lower cash balances and lower interest rates ($1,269,000) and less lending venture income ($715,000) on a lower loan balance and fewer lot sales

Multifamily Segment — Six Months
•Pro rata NOI in this segment was $8.4 million, down $967,000 or 10% versus the first six months of 2025, as portfolio-wide average occupancy declined to 92.6% from 94.1%
•The decline was predominantly concentrated in our DC assets: Bryant Street’s NOI was down $323,000 to $2,758,000 with occupancy declining 130 bps to 92.2%; The Verge’s NOI was down $260,000 to $1,226,000 with occupancy declining 340 bps to 90.0%; Dock 79’s NOI was down $243,000 to $1,657,000 with occupancy declining 430 bps to 91.3%; and The Maren’s NOI was down $150,000 to $1,595,000 with occupancy declining 70 bps to 93.0%
•Our Greenville assets remained steady with average occupancy above 95%
•Renewal rate increases in our DC assets averaged 2.7%; while those in our Greenville assets averaged 1.7%
Industrial and Commercial Segment — Six Months
•This segment’s NOI was $1,374,000, down $775,000 or 36% versus the first six months of 2025 due to vacancy in our Maryland assets
•Total revenues were $2,183,000, down $538,000 or 20%, with the decline driven by a tenant eviction and non-renewing lease expirations
•Our operating profit before G&A was $178,000, down $908,000 or 84%, including $298,000 of Chelsea spec warehouse depreciation and carrying costs
•Leasing up the Maryland portfolio remains the primary near-term NOI driver for the Company
Mining Royalty Segment — Six Months
•This segment’s revenue was $7.8 million, up $940,000 or 14% versus the first six months of 2025, driven both by royalty tons (up 7.3%) and higher revenue per ton (up 5.9%)
•NOI was $7.9 million, up $951,000 or 14% year-over-year, with both volume and pricing trending favorably
•Operating profit before G&A of $7.1 million, up $771,000 with an operating margin above 90%
Development Segment — Six Months
•Operating profit before G&A was $454,000, up $1,067,000 versus an operating loss of $613,000 in the first six months of 2025
•The improvement was driven by $358,000 of joint venture management fee revenue from the Altman platform and the prior year including $713,000 of Altman acquisition expenses, partially offset by $130,000 less capitalized real estate taxes

“Same-store leasing is the single most important lever we have to improve the company's performance — it has the most immediate impact and requires very little capital relative to development. To say it is management’s top priority understates the extent to which our day-to-day revolves around it” said Baker, III. Baker continued, “The activity and engagement with potential tenants remains high especially compared to last year. While that did not translate into signed leases this quarter, we believe that if we focus on what we can control and execute, the results we are looking for will come.”

Conference Call

The Company will host a conference call on Wednesday, August 5, 2026, at 9:00 a.m. (ET). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-506-0062 (passcode 417930) within the United States or by joining the webcast at https://www.webcaster5.com/Webcast/Page/3158/54289. International callers may dial 1-973-528-0011 (passcode 417930). Audio replay will be available until August 5, 2027, by accessing it at the same link. The webcast replay will also be available on the Company’s investor relations page (https://www.frpdev.com/investor-relations/) following the call.

Additional Information
Our investor relations website is https://investors.frpdev.com and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, press releases, quarterly earnings presentations, investor presentations, and corporate governance information, and you may subscribe to Email Alerts to be notified of new information posted to this site.
Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate investment opportunities; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in our markets; multifamily demand in Washington D.C. and Greenville, South Carolina; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; and construction costs; as well as other risks listed from time to time in our SEC filings, including but not limited to our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.
FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (iii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office, and (iv) leasing and management of residential apartment buildings.
Investor & Media Contacts
Robert Winters or Abe Plimpton
FRPH@alpha-ir.com
312-445-2870

Comparative Results of Operations for the three months ended June 30, 2026 and 2025
Consolidated Results

(dollars in thousands)	Three Months Ended June 30,
	2026	2025	Change	%
Revenues:
Lease revenue	$6,823	7,241	$(418)	-5.8%
Mining royalty and rents	4,066	3,609	457	12.7%
Joint venture management fee revenue	194	—	194
Total revenues	11,083	10,850	233	2.1%

Cost of operations:
Depreciation, depletion and amortization	2,923	2,726	197	7.2%
Operating expenses	1,972	2,580	(608)	-23.6%
Property taxes	1,042	1,002	40	4.0%
General and administrative	3,687	2,885	802	27.8%
Total cost of operations	9,624	9,193	431	4.7%

Total operating profit	1,459	1,657	(198)	-11.9%

Investment income	1,237	2,348	(1,111)	-47.3%
Interest expense	(701)	(824)	123	-14.9%
Equity in loss of joint ventures	(2,419)	(2,379)	(40)	1.7%
Income before income taxes	(424)	802	(1,226)	-152.9%
Provision for income taxes	(80)	178	(258)	-144.9%

Net income (loss)	(344)	624	(968)	-155.1%
Income (loss) attributable to noncontrolling interest	(85)	46	(131)	-284.8%
Net income (loss) attributable to the Company	$(259)	578	$(837)	-144.8%

Multifamily Segment (Pro rata consolidated and pro rata unconsolidated)

	Three months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$8,204	100.0%	8,467	100.0%	(263)	-3.1%

Depreciation and amortization	3,360	41.0%	3,386	40.0%	(26)	-.8%
Operating expenses	2,753	33.6%	2,691	31.8%	62	2.3%
Property taxes	986	12.0%	1,008	11.9%	(22)	-2.2%

Cost of operations	7,099	86.5%	7,085	83.7%	14	.2%

Operating profit before G&A	$1,105	13.5%	1,382	16.3%	(277)	-20.0%

Depreciation and amortization	3,360		3,386		(26)
Unrealized rents & other	(149)		(31)		(118)
Net operating income	$4,316	52.6%	4,737	55.9%	(421)	-8.9%

Apartment Building	Units	Pro rata NOI Q2 2026	Pro rata NOI Q2 2025	Avg. Occupancy Q2 2026	Avg. Occupancy Q2 2025	Renewal Success Rate Q2 2026	Renewal % increase Q2 2026

Dock 79 Anacostia DC	305	$856,000	$995,000	93.3%	95.5%	71.4%	2.9%
Maren Anacostia DC	264	$836,000	$890,000	94.5%	93.6%	71.1%	5.0%
Riverside Greenville	200	$233,000	$215,000	97.2%	92.9%	64.6%	—%
Bryant Street DC	487	$1,414,000	$1,542,000	92.2%	94.6%	53.0%	1.5%
.408 Jackson Greenville	227	$356,000	$362,000	94.9%	94.3%	51.0%	1.8%
Verge Anacostia DC	344	$621,000	$733,000	90.1%	93.3%	68.9%	0.9%
Multifamily Segment	1,827	$4,316,000	$4,737,000	93.2%	94.1%
Multifamily Segment (Consolidated - Dock 79 & The Maren)

	Three months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$5,439	100.0%	5,567	100.0%	(128)	-2.3%

Depreciation and amortization	2,009	36.9%	1,935	34.8%	74	3.8%
Operating expenses	1,623	29.8%	1,527	27.4%	96	6.3%
Property taxes	624	11.5%	648	11.6%	(24)	-3.7%

Cost of operations	4,256	78.2%	4,110	73.8%	146	3.6%

Operating profit before G&A	$1,183	21.8%	1,457	26.2%	(274)	-18.8%

Multifamily Segment (Pro rata unconsolidated)
Our Multifamily Segment has four unconsolidated joint ventures (Bryant Street, The Verge, Riverside, and .408 Jackson). Riverside was moved from the Development segment to the Multifamily segment in 2022, Bryant Street and .408 Jackson moved as of the beginning of 2024 and The Verge moved effective July 1, 2024, each upon reaching lease up stabilization.

	Three months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$5,241	100.0%	5,436	100.0%	(195)	-3.6%

Depreciation and amortization	2,258	43.1%	2,325	42.8%	(67)	-2.9%
Operating expenses	1,900	36.3%	1,886	34.7%	14	.7%
Property taxes	646	12.3%	654	12.0%	(8)	-1.2%

Cost of operations	4,804	91.7%	4,865	89.5%	(61)	-1.3%

Operating profit before G&A	$437	8.3%	571	10.5%	(134)	-23.5%

Industrial and Commercial Segment

	Three months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$983	100.0%	1,374	100.0%	(391)	(28.5%)

Depreciation and amortization	600	61.1%	571	41.6%	29	5.1%
Operating expenses	259	26.3%	230	16.7%	29	12.6%
Property taxes	127	12.9%	130	9.5%	(3)	(2.3%)

Cost of operations	986	100.3%	931	67.8%	55	5.9%

Operating profit before G&A	$(3)	(0.3%)	443	32.2%	(446)	(100.7%)

Depreciation and amortization	600		571		29
Unrealized revenues	19		(4)		23
Net operating income	$616	62.7%	$1,010	73.5%	$(394)	(39.0%)

Mining Royalty Lands Segment Results

	Three months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Mining royalty and rent revenue	$4,066	100.0%	3,609	100.0%	457	12.7%

Depreciation, depletion and amortization	271	6.7%	177	5.0%	94	53.1%
Operating expenses	38	0.9%	16	0.4%	22	137.5%
Property taxes	78	1.9%	76	2.1%	2	2.6%

Cost of operations	387	9.5%	269	7.5%	118	43.9%

Operating profit before G&A	$3,679	90.5%	3,340	92.5%	339	10.1%

Depreciation and amortization	271		177		94
Unrealized revenues	168		148		20
Net operating income	$4,118	101.3%	$3,665	101.6%	$453	12.4%

Development Segment Results

	Three months ended June 30, 2026
(dollars in thousands)	2026	2025	Change

Lease revenue	$400	300	100
Joint venture management fee revenue	195	—	195
Total revenues	595	300	295

Depreciation, depletion and amortization	43	43	—
Operating expenses	52	807	(755)
Property taxes	213	148	65

Cost of operations	308	998	(690)

Operating profit before G&A	$287	(698)	985

Comparative Results of Operations for the Six months ended June 30, 2026 and 2025
Consolidated Results

(dollars in thousands)	Six Months Ended June 30,
	2026	2025	Change	%
Revenues:
Lease revenue	$13,536	14,313	$(777)	-5.4%
Mining royalty and rents	7,783	6,843	940	13.7%
Joint venture management fee revenue	358	—	358
Total revenues	21,677	21,156	521	2.5%

Cost of operations:
Depreciation/depletion/amortization	5,765	5,333	432	8.1%
Operating expenses	4,102	4,439	(337)	-7.6%
Property taxes	2,067	1,940	127	6.5%
General and administrative	7,772	5,462	2,310	42.3%
Total cost of operations	19,706	17,174	2,532	14.7%

Total operating profit	1,971	3,982	(2,011)	-50.5%

Investment income	2,925	4,909	(1,984)	-40.4%
Interest expense	(1,409)	(1,519)	110	-7.2%
Equity in loss of joint ventures	(5,034)	(4,410)	(624)	14.1%
Income before income taxes	(1,547)	2,962	(4,509)	-152.2%
Provision for income taxes	(282)	704	(986)	-140.1%

Net income	(1,265)	2,258	(3,523)	-156.0%
Income (loss) attributable to noncontrolling interest	(319)	(30)	(289)	963.3%
Net income attributable to the Company	$(946)	$2,288	$(3,234)	-141.3%

Multifamily Segment (Pro rata consolidated and pro rata unconsolidated)

	Six months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$16,218	100.0%	16,772	100.0%	(554)	-3.3%

Depreciation and amortization	6,735	41.5%	6,673	39.8%	62	.9%
Operating expenses	5,642	34.8%	5,316	31.7%	326	6.1%
Property taxes	1,936	11.9%	1,978	11.8%	(42)	-2.1%

Cost of operations	14,313	88.3%	13,967	83.3%	346	2.5%

Operating profit before G&A	$1,905	11.7%	2,805	16.7%	(900)	-32.1%

Depreciation and amortization	6,735		6,673		62
Unrealized rents & other	(240)		(111)		(129)
Net operating income	$8,400	51.8%	9,367	55.8%	(967)	-10.3%

Apartment Building	Units	Pro rata NOI YTD 2026	Pro rata NOI YTD 2025	Avg. Occupancy YTD 2026	Avg. Occupancy YTD 2025	Renewal Success Rate YTD 2026	Renewal % increase YTD 2026

Dock 79 Anacostia DC	305	$1,657,000	$1,900,000	91.3%	95.6%	67.0%	4.5%
Maren Anacostia DC	264	$1,595,000	$1,745,000	93.0%	93.7%	64.2%	4.5%
Riverside Greenville	200	$467,000	$437,000	97.1%	92.9%	63.0%	0.3%
Bryant Street DC	487	$2,758,000	$3,081,000	92.2%	93.5%	58.3%	1.7%
.408 Jackson Greenville	227	$697,000	$718,000	95.1%	96.1%	47.5%	3.0%
Verge Anacostia DC	344	$1,226,000	$1,486,000	90.0%	93.4%	66.1%	1.0%
Multifamily Segment	1,827	$8,400,000	$9,367,000	92.6%	94.1%
Multifamily Segment (Consolidated - Dock 79 and The Maren)

	Six months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$10,634	100.0%	10,991	100.0%	(357)	-3.2%

Depreciation and amortization	4,016	37.8%	3,930	35.7%	86	2.2%
Operating expenses	3,349	31.5%	3,112	28.3%	237	7.6%
Property taxes	1,234	11.6%	1,283	11.7%	(49)	-3.8%

Cost of operations	8,599	80.9%	8,325	75.7%	274	3.3%

Operating profit before G&A	$2,035	19.1%	2,666	24.3%	(631)	-23.7%

Multifamily Segment (Pro rata unconsolidated)
Our Multifamily Segment has four unconsolidated joint ventures (Bryant Street, The Verge, Riverside, and .408 Jackson). Riverside was moved from the Development segment to the Multifamily segment in 2022, Bryant Street and .408 Jackson moved as of the beginning of 2024 and The Verge moved effective July 1, 2024, each upon reaching lease up stabilization.

	Six months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$10,422	100.0%	10,785	100.0%	(363)	-3.4%

Depreciation and amortization	4,534	43.5%	4,518	41.9%	16	.4%
Operating expenses	3,874	37.2%	3,666	34.0%	208	5.7%
Property taxes	1,264	12.1%	1,279	11.9%	(15)	-1.2%

Cost of operations	9,672	92.8%	9,463	87.7%	209	2.2%

Operating profit	$750	7.2%	1,322	12.3%	(572)	-43.3%

Industrial and Commercial Segment

	Six months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$2,183	100.0%	2,721	100.0%	(538)	(19.8%)

Depreciation and amortization	1,166	53.4%	962	35.4%	204	21.2%
Operating expenses	585	26.8%	463	17.0%	122	26.3%
Property taxes	254	11.6%	210	7.7%	44	21.0%

Cost of operations	2,005	91.8%	1,635	60.1%	370	22.6%

Operating profit before G&A	$178	8.2%	1,086	39.9%	(908)	(83.6%)

Depreciation and amortization	1,166		962		204
Unrealized revenues	30		101		(71)
Net operating income	$1,374	62.9%	$2,149	79.0%	$(775)	(36.1%)

Mining Royalty Lands Segment Results

	Six months ended June 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Mining royalty and rent revenue	$7,783	100.0%	6,843	100.0%	940	13.7%

Depreciation, depletion and amortization	497	6.4%	355	5.2%	142	40.0%
Operating expenses	57	0.7%	32	0.5%	25	78.1
Property taxes	153	2.0%	151	2.2%	2	1.3%

Cost of operations	707	9.1%	538	7.9%	169	31.4%

Operating profit before G&A	$7,076	90.9%	6,305	92.1%	771	12.2%

Depreciation and amortization	497		355		142
Unrealized revenues	327		289		38
Net operating income	$7,900	101.5%	$6,949	101.5%	$951	13.7%

Development Segment Results

	Six months ended June 30, 2026
(dollars in thousands)	2026	2025	Change

Lease revenue	$719	601	118
Joint venture management fee revenue	358	—	358
Total revenues	1,077	601	476

Depreciation, depletion and amortization	86	86	—
Operating expenses	111	832	(721)
Property taxes	426	296	130

Cost of operations	623	1,214	(591)

Operating profit before G&A	$454	(613)	1,067

CONSOLIDATED BALANCE SHEETS – As of June 30 (In thousands, except share data)

Assets:	June 30, 2026	December 31, 2025
Real estate investments at cost:
Land	$182,857	182,936
Buildings and improvements	310,344	309,132
Projects under construction	75,893	45,032
Total investments in properties	569,094	537,100
Less accumulated depreciation and depletion	94,298	88,558
Net investments in properties	474,796	448,542

Real estate held for investment, at cost	12,872	12,626
Investments in joint ventures	158,302	153,084
Net real estate investments	645,970	614,252

Cash, cash equivalents and restricted cash including $11,570 and $11,394 of restricted cash at June 30, 2026 and December 31, 2025, respectively	100,975	105,361
Accounts receivable, net	1,943	1,874
Federal and state income taxes receivable	1,354	1,071
Unrealized rents	1,420	1,264
Deferred costs	3,082	3,768
Goodwill	6,893	6,893
Other assets	676	662
Total assets	$762,313	735,145

Liabilities:
Notes payable, net	$214,618	192,554
Accounts payable and accrued liabilities	17,784	12,148
Other liabilities	2,503	2,317
Deferred revenue	3,464	3,356
Deferred income taxes	66,900	66,900
Deferred compensation	1,521	1,524
Tenant security deposits	696	689
Total liabilities	307,486	279,488

Commitments and contingencies

Equity:
Common stock, $.10 par value 25,000,000 shares authorized, 19,198,301 and 19,109,541 shares issued and outstanding, respectively	1,920	1,911
Capital in excess of par value	72,736	71,368
Retained earnings	354,264	355,210
Accumulated other comprehensive income, net	26	24
Total shareholders’ equity	428,946	428,513
Noncontrolling interests	25,881	27,144
Total equity	454,827	455,657
Total liabilities and equity	$762,313	735,145
.

Non-GAAP Financial Measures.
To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes. We provide operating profit before G&A and Pro rata net operating income (NOI) because we believe they assist investors and analysts in estimating our economic interest in our consolidated and unconsolidated partnerships, when read in conjunction with our reported results under GAAP. These measures are not, and should not be viewed as, a substitute for GAAP financial measures.

Pro rata Net Operating Income Reconciliation
Six months ending 6/30/26 (in thousands)
	Industrial and Commercial Segment	Development Segment	Multifamily Segment	Mining Royalties Segment	Unallocated Corporate Expenses	FRP Holdings Totals

Net income (loss)	$136	1,249	(3,247)	5,393	(4,796)	(1,265)
Income tax allocation	42	384	(900)	1,657	(1,465)	(282)

Income (loss) before income taxes	178	1,633	(4,147)	7,050	(6,261)	(1,547)

Less:
Unrealized rents	—		186	—		186
Management fee revenue		358		—		358
Interest income		1,160	12		1,753	2,925
Plus:
Unrealized rents	30	—	—	327	—	357
Professional fees		12	105			117
Equity in loss of joint ventures	—	(19)	5,027	26		5,034
Interest expense	—	—	1,167	—	242	1,409
Depreciation/amortization	1,166	86	4,016	497		5,765
General and administrative	—	—	—	—	7,772	7,772

Net operating income (loss)	1,374	194	5,970	7,900	—	15,438

NOI of noncontrolling interest			(2,718)			(2,718)
Pro rata NOI from unconsolidated joint ventures		364	5,148			5,512

Pro rata net operating income	$1,374	558	8,400	7,900	—	18,232

Pro rata Net Operating Income Reconciliation
Six months ending 6/30/25 (in thousands)
	Industrial and Commercial Segment	Development Segment	Multifamily Segment	Mining Royalties Segment	Unallocated Corporate Expenses	FRP Holdings Totals

Net income (loss)	$831	1,086	(2,531)	4,806	(1,934)	2,258
Income tax allocation	255	333	(788)	1,476	(572)	704

Income (loss) before income taxes	1,086	1,419	(3,319)	6,282	(2,506)	2,962

Less:
Unrealized rents	—		—	—		—
Interest income		1,876	1		3,032	4,909
Plus:
Unrealized rents	101	—	14	289	—	404
Professional fees		734	87			821
Equity in loss of joint ventures	—	(156)	4,543	23		4,410
Interest expense	—	—	1,443	—	76	1,519
Depreciation/amortization	962	86	3,930	355		5,333
General and administrative	—	—	—	—	5,462	5,462

Net operating income (loss)	2,149	207	6,697	6,949	—	16,002

NOI of noncontrolling interest			(3,052)			(3,052)
Pro rata NOI from unconsolidated joint ventures		380	5,722			6,102

Pro rata net operating income	$2,149	587	9,367	6,949	—	19,052